AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF WESTERN GAS PARTNERS, LP

This Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP (this “Amendment”) is made as of the 14th day of March, 2016, by Western Gas Holdings, LLC, a Delaware limited liability company (the “General Partner”), in accordance with Article XIII of the Partnership Agreement (as such capitalized terms are defined below).

R E C I T A L S

     A.    The General Partner is the sole general partner of Western Gas Partners, LP, a Delaware limited partnership (the “Partnership”) that is governed by the Second Amended and Restated Agreement of Limited Partnership dated as of March 14, 2016 (the “Partnership Agreement”). Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

     B.    The Partnership has entered into a Contribution Agreement dated as of February 24, 2016 (the “Springfield Contribution Agreement”) by and among APC Midstream Holdings, LLC (“AMH”), WGR Asset Holding Company LLC, the Partnership, Western Gas Operating, LLC, WGR Operating, LP and Anadarko Petroleum Corporation, pursuant to which the Partnership will acquire the limited liability company interests of Springfield Pipeline LLC.

     C.    Pursuant to the transactions contemplated by the Springfield Contribution Agreement and in consideration (in part) for such interests, the Partnership will make a special cash distribution (the “Special Distribution”) in the amount of $712,500,000 to AMH, without a corresponding distribution to the General Partner or the Limited Partners of the Partnership.

     D.    To effect the Special Distribution as contemplated by the Springfield Contribution Agreement, it is necessary to amend the Partnership Agreement as provided herein.

     E.    The General Partner has determined that this Amendment will not adversely affect the Limited Partners in any material respect.

     F.    Acting pursuant to the power and authority granted to it under Section 13.1(d) of the Partnership Agreement, the General Partner has determined that this Amendment does not require the approval of any Partner.

AGREEMENT

     NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

     1. Section 6.10. Section 6.10 of the Partnership Agreement is hereby amended to read in full as follows:

     “Section 6.10     Special Distributions.

Notwithstanding anything to the contrary set forth in this Agreement:

     (i)    following Asset HoldCo’s contribution, assignment, transfer, and conveyance (or caused contribution, assignment, transfer and conveyance) to the Partnership of certain System Assets (as defined in the 2008 Contribution Agreement) and the Western Gas Wyoming Interest (as defined in the 2008 Contribution Agreement) owned by Asset HoldCo, as contemplated by the Contribution Agreement dated November 11, 2008 (the “2008 Contribution Agreement”), among Western Gas Resources, Inc., a Delaware corporation (“WGR”), Holdings, Asset HoldCo, the General Partner, OLP GP, Operating Partnership, and the Partnership, the Partnership distributed $175,000,000 in cash to Holdings (without a corresponding distribution to the General Partner or the Limited Partners) as provided for in the 2008 Contribution Agreement;

     (ii)    following Asset HoldCo’s contribution, assignment, transfer, and conveyance (or caused contribution, assignment, transfer and conveyance) to the Partnership of certain System Assets (as defined in the 2009 Contribution Agreement) and the Chipeta Interest (as defined in the 2009 Contribution Agreement) owned by Anadarko Uintah Midstream, LLC, a Delaware limited liability company (“AUM”), as contemplated by the Contribution Agreement dated July 10, 2009 (the “2009 Contribution Agreement”), among AUM, WGR, Asset HoldCo, Holdings, WES GP, Inc., a Delaware corporation (“WES GP”), the General Partner, the Partnership, OLP GP, the Operating Partnership and Anadarko, the Partnership distributed $101,450,500 in cash to Holdings (without a corresponding distribution to the General Partner or the Limited Partners) as provided for in the 2009 Contribution Agreement;

     (iii)    following Asset HoldCo’s contribution, assignment, transfer, and conveyance (or caused contribution, assignment, transfer and conveyance) to the Partnership of the System Assets (as defined in the Granger Contribution Agreement) owned by Mountain Gas Resources LLC, a Delaware limited liability company (“MGR”), as contemplated by the Contribution Agreement dated January 29, 2010 (the “Granger Contribution Agreement”), among MGR, WGR, Asset HoldCo, Holdings, WES GP, the General Partner, the Partnership, OLP GP, the Operating Partnership and Anadarko, the Partnership distributed $241,680,000 in cash to Holdings (without a corresponding distribution to the General Partner or the Limited Partners) as provided for in the Granger Contribution Agreement;

     (iv)    following Asset HoldCo’s contribution, assignment, transfer, and conveyance (or caused contribution, assignment, transfer and conveyance) to the Partnership of the KMGG Interest (as defined in the Wattenberg Contribution Agreement), as contemplated by the Contribution Agreement dated August 2, 2010 (the “Wattenberg Contribution Agreement”), among WGR, Asset HoldCo, Holdings, WES GP, the General Partner, the Partnership, OLP GP, the Operating Partnership and Anadarko, the Partnership distributed $473,100,000 in cash to Holdings (without a corresponding distribution to the General Partner or the Limited Partners) as provided for in the Wattenberg Contribution Agreement;

     (v)    following Asset HoldCo’s contribution, assignment, transfer, and conveyance (or caused contribution, assignment, transfer and conveyance) to the Partnership of the System Assets (as defined in the Bison Contribution Agreement), as contemplated by the Contribution Agreement dated July 1, 2011 (the “Bison Contribution Agreement”), among WGR, Asset HoldCo, Holdings, WES GP, the General Partner, the Partnership, OLP GP, the Operating Partnership and Anadarko, the Partnership distributed $25,000,000 in cash to Holdings (without a corresponding distribution to the General Partner or the Limited Partners) as provided for in the Bison Contribution Agreement;

     (vi)    following Asset HoldCo’s contribution, assignment, transfer, and conveyance (or caused contribution, assignment, transfer and conveyance) to the Partnership of the MGR Interest (as defined in the MGR Contribution Agreement), as contemplated by the Contribution Agreement dated December 15, 2011 (the “MGR Contribution Agreement”), among WGR, Asset HoldCo, Holdings, WES GP, the General Partner, the Partnership, OLP GP, the Operating Partnership and Anadarko, the Partnership distributed $458,586,850 in cash to Holdings (without a corresponding distribution to the General Partner or the Limited Partners) as provided for in the MGR Contribution Agreement;

     (vii)     following Asset HoldCo’s contribution, assignment, transfer, and conveyance (or caused contribution, assignment, transfer and conveyance) to the Partnership of the Chipeta Interest (as defined in the Chipeta 2012 Contribution Agreement), as contemplated by the Contribution Agreement dated July 19, 2012 (the “Chipeta 2012 Contribution Agreement”), among AUM, WGR, Asset HoldCo, Holdings, WES GP, the General Partner, the Partnership, OLP GP, the Operating Partnership and Anadarko, the Partnership distributed $128,250,000 in cash to Holdings (without a corresponding distribution to the General Partner or the Limited Partners) as provided for in the Chipeta 2012 Contribution Agreement;

    (viii) following Anadarko Marcellus Midstream, L.L.C.’s (“AMM”) contribution, assignment, transfer, and conveyance (or caused contribution, assignment, transfer and conveyance) to the Partnership of the Interest (as defined in the Marcellus Contribution Agreement), as contemplated by the Contribution Agreement dated February 27, 2013 (the “Marcellus Contribution Agreement”), among AMM, the Partnership, OLP GP and the Operating Partnership, Anadarko and Anadarko E&P Onshore LLC, the Partnership distributed $465,500,000 in cash to AMM (without a corresponding distribution to the General Partner or the Limited Partners) as provided for in the Marcellus Contribution Agreement;

     (ix)    following APC Midstream Holdings, LLC’s (“AMH”) contribution, assignment, transfer, and conveyance (or caused contribution, assignment, transfer and conveyance) to the Partnership of the Interests (as defined in the TEFR Contribution Agreement), as contemplated by the Contribution Agreement dated February 27, 2014 (the “TEFR Contribution Agreement”), among Asset HoldCo, AMH, the Partnership, OLP GP, the Operating Partnership and Anadarko, the Partnership distributed $356,250,000 in cash to AMH (without a corresponding distribution to the General Partner or the Limited Partners) as provided for in the TEFR Contribution Agreement; and

     (x) following APC Midstream Holdings, LLC’s (“AMH”) contribution, assignment, transfer, and conveyance (or caused contribution, assignment, transfer and conveyance) to the Partnership of the Interest (as defined in the Springfield Contribution Agreement), as contemplated by the Contribution Agreement dated February 24, 2016 (the “Springfield Contribution Agreement”), among Asset HoldCo, AMH, the Partnership, OLP GP, the Operating Partnership and Anadarko, the Partnership shall distribute $712,500,000 in cash to AMH (without a corresponding distribution to the General Partner or the Limited Partners) as provided for in the Springfield Contribution Agreement.

Notwithstanding anything to the contrary set forth in this Agreement (including Section 6.1(d)(iii)(A)), neither AMH nor the General Partner shall receive an allocation of income (including gross income) or gain as a result of the distributions provided for in Section 6.10(x).”

     2.    Ratification. Except as expressly amended hereby, the Partnership Agreement is hereby ratified and confirmed, and shall continue in full force and effect.

    3.    Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware.

[Signature page follows]

     IN WITNESS WHEREOF, the General Partner has executed and delivered this Amendment in accordance with Section 13.1 of the Partnership Agreement, and as of the date first above written.

WESTERN GAS HOLDINGS, LLC, as General Partner
By: /s/ Donald R. Sinclair
Name: Donald R. Sinclair Title: President and Chief Executive Officer